UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 1, 2013

The Hartford Financial Services Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000

Not Applicable
_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On January 1, 2013, Hartford Life, Inc., a Delaware corporation ("Seller") and an indirect wholly-owned subsidiary of The Hartford Financial Services Group, Inc. (the "Company"), completed its previously announced sale of (i) the Company's assets relating to its retirement plans business ("Retirement Plans") to Massachusetts Mutual Life Insurance Company and (ii) all of the issued and outstanding equity of Hartford Retirement Services, LLC, Retirement Plans's recordkeeper, for a cash ceding commission of $355 million, net of an adjustment at closing of $45 million as a result of net flows adjusted for discontinuances and lapses in the retirement plans business from and including January 1, 2012 through the closing of the transaction as set forth in the Purchase and Sale Agreement.
On January 2, 2013, Hartford Life, Inc. completed its previously announced sale of the Company's assets relating to its individual life insurance business ("Individual Life") to The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc., for cash consideration of $615 million consisting primarily of a ceding commission.
Pro forma financial information with respect to these transactions is provided in Item 9.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.
On January 2, 2013, the Company issued a press release announcing completion of the sale of its Retirement Plans and Individual Life businesses. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(b)     Pro Forma Financial Information

The attached unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2011 and the nine-months ended September 30, 2012 and the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012 (collectively, the “Unaudited Pro Forma Condensed Consolidated Financial Statements”) are based on the Company's historical consolidated results of operations and financial position, adjusted to give effect to the sale of the Company's Retirement Plans and Individual Life businesses.
The unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2011 and the nine-months ended September 30, 2012 have been prepared to present the Company's results of operations as if the sale of each of the Retirement Plans and Individual Life businesses had occurred on January 1, 2011. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012 has been prepared to present the Company's financial condition as if the sale of the Retirement Plans and Individual Life Insurance businesses had occurred on September 30, 2012.
The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the financial position or results of operations of the Company as of the dates or for such periods, nor are they necessarily indicative of future results. The Unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes should be read together with the Company's audited Consolidated Financial Statements and accompanying notes as of and for the year ended December 31, 2011, and Management's Discussion and Analysis included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as well as the Company's unaudited Condensed Consolidated Financial Statements filed with the Securities & Exchange Commission on Form 10-Q as of and for the nine-months ended September 30, 2012.
(d)     Exhibits

Exhibit No.	Description

99.1	Press release issued on January 2, 2013 by The Hartford Financial Services Group, Inc.
99.2
Unaudited Pro Forma Condensed Consolidated Statements of Operations of The Hartford Financial Services Group, Inc. for the year ended December 31, 2011 and the nine-months ended September 30, 2012 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012

Exhibit 99.1

NEWS RELEASE

The Hartford Completes Execution Milestone; Closes on Planned Business Sales

Transactions provide The Hartford an estimated net statutory capital benefit of $2.2 billion

Hartford, Conn., January 2, 2013 – The Hartford has completed the sales of three businesses, closing on agreements for the sale of Retirement Plans to Massachusetts Mutual Life Insurance Company and Individual Life to The Prudential Insurance Company of America, as well as its Individual Annuity new business capabilities to Forethought Financial Group, Inc. The company previously announced the completion of the sale of Woodbury Financial to AIG on Dec. 3, 2012.

“Completing these transactions on favorable financial terms with a significant capital benefit represents an important milestone in the execution of The Hartford’s transformation,” said The Hartford’s Chairman, President and CEO Liam E. McGee. “We will be a more focused, disciplined and efficient company with greater financial flexibility while generating profitable growth and superior financial returns for shareholders.”

In aggregate, The Hartford does not expect these transactions to have a material impact on GAAP net income. However, due to the timing of the transaction closings, the company expects a modest realized capital loss in fourth quarter 2012 and a modest gain in first quarter 2013. The company will realize an estimated net statutory capital benefit from these transactions of approximately $2.2 billion, which is comprised of an increase in U.S. life statutory surplus and a reduction in the U.S. life risk-based capital requirements1. This net statutory capital benefit is almost entirely associated with the sales of Retirement Plans and Individual Life, which closed on Jan. 1 and 2, 2013 respectively, and, as a result, will be realized in first quarter 2013 statutory financial results.

About The Hartford

With more than 200 years of expertise, The Hartford is a leader in property and casualty insurance, group benefits and mutual funds. The company is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at www.thehartford.com.

HIG-C

1 Required risk-based capital is based on regulatory capital at the company action level multiplied by 3.25.

Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in our Quarterly Reports on Form 10-Q, our 2011 Annual Report on Form 10-K and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.

Media Contact:                Investor Contact:
Shannon Lapierre                Sabra Purtill
860-547-5624                    860-547-8691
shannon.lapierre@thehartford.com        sabra.purtill@thehartford.com

Thomas Hambrick
860-547-9746
thomas.hambrick@thehartford.com

Exhibit 99.2
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2011

		Pro forma adjustments
(In millions, except for per share data)	As currently reported (1)	Retirement Plans (2)	Individual Life (2)	Pro forma
	(Unaudited)
Revenues
Earned premiums	$14,088	$(7)	$102	$14,183
Fee income	4,750	(373)	(1,001)	3,376
Net investment income:	2,913	(396)	(456)	2,061
Securities available-for-sale and other	4,272	(456)	(396)	3,420
Equity securities, trading (3)	(1,359)			(1,359)
Total net investment income	2,913	(456)	(396)	2,061
Net realized capital gains/losses	(145)	10	(30)	(165)
Other revenues	253	—	—	253
Total revenues	21,859	(766)	(1,385)	19,708
Benefits, losses and expenses
Benefits, losses and loss adjustment expenses	14,625	(308)	(816)	13,501
Benefits, losses and loss adjustment expenses – returns credited on international variable annuities (3)	(1,359)	—	—	(1,359)
Amortization of deferred policy acquisition costs and present value of future profits	2,444	(84)	(171)	2,189
Insurance operating costs and other expenses	5,310	(423)	(261)	4,626
Goodwill impairment	30	—	—	30
Interest expense	508	—	—	508
Total benefits, losses and expenses	21,558	(815)	(1,248)	19,495
Income from continuing operations before income taxes	301	49	(137)	213
Income tax expense/benefit	(325)	52	(23)	(296)
Income from continuing operations, net of tax	$626	$(3)	$(114)	$509

Income from continuing operations, net of tax	$626			$509
Less: Preferred stock dividends and accretion of discount	42			42
Income from continuing operations, net of tax, available to common shareholders	$584			$467

Income from continuing operations, net of tax, available to common shareholders per common share
Basic	$1.31			$1.05
Diluted	$1.22			$0.98
Weighted average number of common shares outstanding
Basic	445.0			445.0
Diluted	478.0			478.0

See Explanatory Notes to Pro Forma Condensed Consolidated Statements of Operations.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Pro Forma Condensed Consolidated Statement of Operations
For the nine months ended September 30, 2012

		Pro forma adjustments
(In millions, except for per share data)	As reported	Retirement Plans (2)	Individual Life (2)	Pro forma
	(Unaudited)
Revenues
Earned premiums	$10,243	$(5)	$84	$10,322
Fee income	3,366	(276)	(738)	2,352
Net investment income:
Securities available-for-sale and other	3,197	(372)	(312)	2,513
Equity securities, trading (3)	1,889			1,889
Total net investment income	5,086	(312)	(372)	4,402
Net realized capital gains/losses	(202)	1	(13)	(214)
Other revenues	184	—	—	184
Total revenues	18,677	(592)	(1,039)	17,046
Benefits, losses and expenses
Benefits, losses and loss adjustment expenses	9,930	(251)	(657)	9,022
Benefits, losses and loss adjustment expenses – returns credited on international variable annuities (3)	1,888	—	—	1,888
Amortization of deferred policy acquisition costs and present value of future profits	1,441	(31)	(77)	1,333
Insurance operating costs and other expenses	3,896	(323)	(222)	3,351
Loss on extinguishment of debt	910	—	—	910
Interest expense	348	—	—	348
Total benefits, losses and expenses	18,413	(605)	(956)	16,852
Income from continuing operations before income taxes	264	13	(83)	194
Income tax expense/benefit	(136)	22	(17)	(131)
Income from continuing operations, net of tax	$400	$(9)	$(66)	$325

Income from continuing operations, net of tax	$400			$325
Less: Preferred stock dividends	31			31
Income from continuing operations, net of tax, available to common shareholders	$369			$294

Income from continuing operations, net of tax, available to common shareholders per common share
Basic	$0.84			$0.67
Diluted	$0.79			$0.63
Weighted average number of common shares outstanding
Basic	438.2			438.2
Diluted	465.2			465.2

See Explanatory Notes to Pro Forma Condensed Consolidated Statements of Operations.

The Hartford Financial Services Group, Inc.
Explanatory Notes to Pro Forma Condensed Consolidated Statements of Operations
(Dollar amounts in millions, unless otherwise stated)
(Unaudited)

(1) On January 1, 2012, the Company retrospectively adopted Accounting Standards Update (“ASU”) No. 2010-26, Financial Services – Insurance (Topic 944): Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts which clarifies the definition of policy acquisition costs that are eligible for deferral. Previously reported financial information has been revised to reflect the effect of the Company’s adoption of this accounting standard.

(2) These pro forma adjustments reflect the elimination of revenues and benefits, losses and expenses of the business sold assuming the transaction occurred on January 1, 2011. See Explanatory Notes to Condensed Consolidated Pro Forma Balance Sheet for information related to the form of the sale transaction and the estimated gain on the sale transaction.

(3)
Includes investment income and mark-to-market effects of equity securities, trading, supporting the international variable annuity business, which are classified in net investment income with corresponding amounts credited to policyholders within benefits, losses and loss adjustment expenses.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2012

		Pro forma adjustments
(In millions, except for share and per share data)	As reported	Retirement Plans	Individual Life	Total Impact	Note	Pro forma
	(Unaudited)
Assets
Total investments	$137,168	$(9,431)	$(7,798)	$(17,229)	(1)	$119,939
Cash	2,705	355	615	970	(7)	3,675
Premiums receivable and agents’ balances, net	3,646					3,646
Reinsurance recoverables, net	4,726	9,055	7,518	16,573	(2)	21,299
Deferred policy acquisition costs and present value of future profits	5,947	(218)	(1,976)	(2,194)	(3)	3,753
Deferred income taxes, net	1,248	226	340	566	(4)	1,814
Goodwill	1,006	(156)	(342)	(498)	(3)	508
Property and equipment, net	979	(38)	(14)	(52)	(3)	927
Other assets	3,124	(240)	(360)	(600)	(3)	2,524
Separate account assets	148,369					148,369
Total assets	$308,918	$(447)	$(2,017)	$(2,464)		$306,454
Liabilities
Reserve for future policy benefits and unpaid losses and loss adjustment expenses	$40,992					$40,992
Other policyholder funds and benefits payable	43,086					43,086
Other policyholder funds and benefits payable – international variable annuities	29,938					29,938
Unearned premiums	5,370					5,370
Short-term debt	320					320
Long-term debt	6,806					6,806
Consumer notes	190					190
Other liabilities	10,477	(145)	(1,525)	(1,670)	(3) (5)	8,807
Separate account liabilities	148,369					148,369
Total liabilities	285,548	(145)	(1,525)	(1,670)		283,878
Commitments and Contingencies (Note 9)
Stockholders’ Equity
Preferred stock, $0.01 par value — 50,000,000 shares authorized, 575,000 shares issued, liquidation preference $1,000 per share	556					556
Common stock, $0.01 par value — 1,500,000,000 shares authorized, 469,746,638 and 469,750,171 shares issued	5					5
Additional paid-in capital	10,032					10,032
Retained earnings	11,235	16	—	16	(7)	11,251
Treasury stock, at cost — 33,680,760 and 27,211,115 shares	(1,753)					(1,753)
Accumulated other comprehensive income, net of tax	3,295	(318)	(492)	(810)	(6)	2,485
Total stockholders’ equity	23,370	(302)	(492)	(794)		22,576
Total liabilities and stockholders’ equity	$308,918	$(447)	$(2,017)	$(2,464)		$306,454

See Explanatory Notes to Pro Forma Condensed Consolidated Balance Sheet.

The Hartford Financial Services Group, Inc.
Explanatory Notes to Pro Forma Condensed Consolidated Balance Sheet
(Dollar amounts in millions, unless otherwise stated)
(Unaudited)

(1) These pro forma adjustments reflect the elimination of the assets of the businesses sold.

(2) Since these sale transactions are primarily in the form of reinsurance arrangements, the Company retains substantially all of the policyholder liabilities of the sold businesses but records a reinsurance recoverable from buyers at closing.

(3) These pro forma adjustments reflect write-offs of insurance contract-related assets and liabilities as part of the reinsurance transactions, segment and corporate goodwill related to the sold businesses, and other assets sold.

(4) The pro forma adjustment to the deferred tax asset primarily reflects elimination of the deferred tax liability associated with unrealized appreciation on investments.

(5) Includes accruals for estimated transaction and restructuring costs directly attributable to the sale of the businesses.

(6) Reflects the elimination of unrealized appreciation on investments directly related to the businesses.

(7) Using September 30, 2012 data, the following table reflects the estimated pre-tax and after-tax gain to be recognized at the time of closing the sale.

	Retirement Plans	Individual Life	Total
Ceding commission	$355	$615	$970
Fair value of assets in excess of reserves	(354)	(531)	(885)
Intangible asset write-off	(579)	(962)	(1,541)
Transaction costs	(28)	(55)	(83)
Reinsurance loss	(606)	(933)	(1,539)
Realized capital gains - investments	473	921	1,394
Realized capital gains - derivatives	194	76	270
Gain from disposal of business, pre-tax	$61	$64	$125
Gain from disposal of business, after-tax	$16	$—	$16

The actual gain to be reported in continuing operations for the first quarter of 2013 is subject to change pending final determination of the net assets of the businesses, transaction costs and other adjustments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

January 2, 2013	By:	/s/ Christopher J. Swift

Name: Christopher J. Swift
Title: Executive Vice President and Chief Financial Officer